DEERFIELD RESOURCES, LTD.

513 Mariners Way

Collingwood, Ontario

Canada L9Y 5C7

(905) 881-8920

______________________________________________________________________________

VIA FASCIMILE (202-772-9368)

AND EDGAR CORRESPONDENCE

January 9, 2007

Carmen Moncada-Terry

Division of Corporation Finance

Securities and Exchange Commission

Mail Stop 7010

100 F Street NE

Washington, DC 20549

Re: Deerfield Resources, Ltd.

Registration Statement on Form SB-2

SEC file No. 333-139660

Dear Ms. Moncada-Terry,

Please consider this as our request to accelerate the effective date of the above-referenced registration statement for Deerfield Resources, Ltd. (the "Company"). We request that the registration statement be made effective as of January 12, 2007 at 5:00 p.m. EST, or as soon thereafter as possible.

The Company acknowledges that should the Commission or the staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filing.

The Company acknowledges that the action of the Commission or the staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the Company from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and

The Company acknowledges that it may not assert staff comments and the declaration of effectiveness as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Sincerely,

Deerfield Resources, Ltd.

/s/ Paul McDonald

Paul McDonald

President